UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the second paragraph under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 8.01.	Other Events.

On April 24, 2025, Wilmot Retail, LLC, a bankruptcy remote special purpose entity which is an indirect wholly owned subsidiary of Walgreens Boots Alliance, Inc. (the “Company”), entered into an accounts receivable securitization facility with an initial borrowing capacity of up to $2.5 billion (“Accounts Receivable Facility”).

Borrowings under the Accounts Receivable Facility were used to repay in full all amounts outstanding under the Company’s $1.0 billion senior unsecured delayed draw term loan credit agreement due November 2026, dated as of August 9, 2023, by and among the Company, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (the “August 2023 DDTL”) and $1.0 billion senior unsecured delayed draw term loan credit agreement due January 2026, dated as of December 19, 2022, by and among the Company, the designated borrowers from time to time party thereto, the lenders from time to time party thereto and Toronto Dominion (Texas) LLC, as administrative agent (the “December 2022 DDTL” and, together with the August 2023 DDTL, the “Term Loan Facilities”) and all commitments under the Term Loan Facilities were terminated in accordance with their terms on April 24, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2025	WALGREENS BOOTS ALLIANCE, INC.

	By:	/s/ Lanesha Minnix
	Name:	Lanesha Minnix
	Title:	Executive Vice President and Global Chief Legal Officer

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